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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the following with respect to this Registration Statement under the Securities Act of 1933 on Form N-2 of the Chartwell Dividend and Income Fund, Inc. (the "Fund"):

  + The inclusion of our report dated June 18, 1998 on our audit of the Statement of Assets and Liabilities and related notes of the Fund as of June 17, 1998, which report is included in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File Nos. 333-49969 and 811-08747) and incorporated by reference in this Registration Statement.

  + The reference to our Firm under the heading "Experts" in the Prospectus included in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File Nos. 333-49969 and 811-08747) and incorporated by reference in this Registration Statement.


/s/ Coopers & Lybrand L.L.P.
-----------------------------
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 24, 1998